Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to the Registration Statement on Form S-1 of our report dated August 21, 2026, relating to the financial statement of Cryptex Digital Market Cap ETF as of July 22, 2026, and to the reference to our firm under the heading “Experts” in the Pre-Effective Amendment to the Registration Statement.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 21, 2026